EXHIBIT 99




                  ALLMERICA PROPERTY & CASUALTY
                         COMPANIES, INC.

                        440 Lincoln Street
                  Worcester, Massachusetts 01653


                           NEWS RELEASE


FOR RELEASE: Immediate

CONTACT:     Investors             Media
             Jean Peters           Michael F. Buckley
             (508)855-3599         (508)855-3099


       J. BARRY MAY ELECTED PRESIDENT OF HANOVER INSURANCE

Worcester, Mass., September 6, 1996 - John F. O'Brien, president and chief executive officer of Allmerica Property & Casualty Companies, Inc. (NYSE: APY) and chairman of The Hanover Insurance Company today announced that J. Barry May has been elected president of Hanover by the company's board of directors and will be elected vice president of Allmerica P&C. May has serviced in a number of senior marketing and management positions at Hanover during the past 11 years.

May succeeds Theodore J. Rupley as president of Hanover. Rupley, who was also a vice president of Allmerica P&C and a director of Citizens Corporation (NYSE: CZC), resigned his positions with the companies to pursue other interests within the insurance industry.

O'Brien also is president and chief executive officer of Allmerica Financial Corporation (NYSE: AFC), a holding company which owns approximately 60 percent of Allmerica P&C stock.

Hanover and Citizens are subsidiaries of Allmerica P&C.  Hanover
Insurance is based in Worcester, Mass. and closely coordinates in many operational areas with the other Allmerica Financial companies. "Hanover has a strong management team supporting
Barry May in his new leadership role," O'Brien said.